PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                          BETWEEN


                     LEVY REALTY TRUST

                         AS SELLER

                            AND


              AMERISTAR CASINO LAS VEGAS, INC.

                          AS BUYER







                       April 2, 1997

                     TABLE OF CONTENTS
Article                                                  Page

        1 - Fundamental Provisions                          1

        2 - Agreement of Sale                               1

        3 - Buyer's Deliveries to Escrow Agent              2

        4 - Seller's Deliveries to Escrow Agent             2

        5 - Conditions Precedent                            2

        6 - Pre-Closing Obligations                         3

        7 - Closing                                         3

        8 - Prorations, Fees and Costs                      5

        9 - Distribution of Funds and Documents             5

        10 - Delivery of Documents; Liquidated Damages      6

        11 - Representations and Warranties                 6

        12 - Notices                                        7

        13 - Extent of Escrow Agent's Responsibilities      7

        14 - Damage and Condemnation                        8

        15 - General Provisions                             9



                     TABLE OF EXHIBITS
Exhibit                                             Paragraph

   A    Legal Description of the Property                1.8

   B    Affidavit of Non-Foreign Status                4.1.2

        PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


           IN CONSIDERATION of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to buy, the Property hereinafter described, upon the following terms and conditions.


             ARTICLE 1 - Fundamental Provisions

     1.1 Purpose: This Article 1 sets forth certain fundamental provisions and definitions for purposes of this Agreement.

     1.2   Date of this Agreement:  April 2, 1997.

     1.3   Seller:  Levy Realty Trust.

     1.4   Buyer:  Ameristar Casino Las Vegas, Inc.

     1.5   Escrow Agent:  Stewart Title Guaranty.

     1.6   Title Company:  Stewart Title Company of Nevada.

     1.7   Property:  See Exhibit "A" attached hereto.

     1.8 Total Price: $1,176,120.00 plus $258 multiplied times the number of days that have elapsed from July 11, 1996 until the "Closing Date" (as defined below).

     1.9   Opening Cash Deposit: $50,000.00.

     1.10  Balance of the Total Price: $1,126,120.00 plus
$258 multiplied times the number of days that have elapsed from July 11, 1996 until the "Closing Date" (as defined below).

     1.11  Escrow Time Limit Date:  June 30, 1997.

     1.12  Address for Notices to Seller:

               Levy Realty Trust
               720 S. Fourth St. Ste. 305
               Las Vegas, Nevada 89102
               Attn: Kenneth R. Gragson, Trustee

     1.13  Address for Notices to Buyer:

               Ameristar Casino Las Vegas, Inc.
               3773 Howard Hughes Parkway #490 S
               Las Vegas, Nevada 89109
               Attn: Brian E. Katz

     1.14  Address for Notices to Escrow Agent:

               Stewart Title Guaranty
               1980 Post Oaks Boulevard, Suite 610
               Houston, Texas  77057
               Attn:  Lolly Avant


               ARTICLE 2 - Agreement of Sale

     2.1 Seller is the owner of fee title to the Property specified in Article 1.

     2.2 Seller hereby agrees to sell the Property, and Buyer hereby agrees to buy the Property, for the Total Price specified in Article 1, upon the terms and conditions set forth herein.

     2.3 The Total Price shall be payable in cash at the close of escrow.


       ARTICLE 3 - Buyer's Deliveries to Escrow Agent

     3.1 Within two (2) business days of the date of this agreement, Buyer shall deliver to Escrow Agent the Opening
Cash Deposit specified in Article 1.

     3.2 Within ninety (90) days of the date of this agreement, Buyer shall deliver to Escrow Agent each of the following:

           3.2.1  The Balance of the Total Price specified in
Article 1.

           3.2.2  The amount, if any, required of Buyer under
Article 8 entitled "Prorations, Fees and Costs."

     3.3 The failure of Buyer to make any delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Buyer.


      ARTICLE 4 - Seller's Deliveries to Escrow Agent

     4.1 Within four (4) business days of the date of this agreement, Seller shall deliver to Escrow Agent each of the following:

           4.1.1 A grant deed (the "Seller's Grant Deed"), duly executed and acknowledged by Seller, on Stewart Title
Company of Nevada's standard form, conveying the Property to Buyer.

           4.1.2 An affidavit in the form attached hereto as Exhibit "B," made under penalty of perjury, to the effect that Seller is not a "foreign person" in the sense of Internal Revenue Code Section 1445.


              ARTICLE 5 - Conditions Precedent

     5.1 The closing of the escrow is subject to the following condition precedent:

           5.1.1  Delivery to Escrow Agent, on or before five
(5) days after the date of this Agreement, of Buyer's written approval of the covenants, conditions, reservations, restrictions, easements and other matters described in a Preliminary Title Report (the "Preliminary Title Report") on the Property prepared by the Title Company specified in
Article 1. If Buyer disapproves of any item described in the Preliminary Title Report pursuant to this Subparagraph, except as to monetary item(s) that may be paid under Paragraph 9.4, Seller shall have five (5) days in which to cure such item(s) of disapproval, in which case the time within which the condition set forth in this Subparagraph is to be satisfied shall be extended by five (5) days from the time of delivery of such disapproval; provided, however, that if Seller is unwilling or unable to eliminate any item disapproved by Buyer in the manner set forth above, so that the foregoing condition is not satisfied, neither party shall be deemed to be in default hereunder, and either party may terminate the escrow and this Agreement in the manner set forth in Paragraph 5.3.

     5.2 Buyer may unilaterally waive the condition precedent described in Subparagraph 5.1.1. Any such waiver shall be effective only if the same is (i) in writing,
(ii) signed by the appropriate waiving party, and
(iii) delivered to Escrow Agent on or before the date such condition is to be satisfied. Notwithstanding the foregoing provisions of this Paragraph, any of the foregoing conditions may be waived after the date such condition is to be satisfied, provided, however, that any such waiver shall be effective only if the same is in writing and signed by both parties.

     5.3 In the event any of the foregoing conditions is neither satisfied nor waived in the manner specified in Paragraph 5.2, either party, provided it is not then in default hereunder, may terminate the escrow and this Agreement by giving a written notice of termination to the other party and Escrow Agent. The giving of such notice shall be optional, not mandatory. No delay in the giving of such notice shall affect the rights hereunder of the party giving the same. In the event such notice is given, the provisions of Paragraphs 7.3 and 7.4 shall apply.

     5.4 Each party will, concurrently with its delivery to Escrow Agent of any documents described in this Article 5, deliver a copy of the same to the other party.


            ARTICLE 6 - Pre-Closing Obligations

     6.1 Escrow Agent shall have no concern with, or liability or responsibility for, this Article.

     6.2 Prior to the Closing Date, Buyer and its representatives, agents and independent contractors shall have the right and license to enter onto the Property for the purpose of obtaining any and all information regarding the Property as Buyer deems appropriate, including but not limited to engineering and survey studies and soil tests. Buyer agrees to and does hereby hold Seller harmless from and against any loss, liability or damage, including reasonable attorneys' fees and costs, resulting from the activities of Buyer, or Buyer's representatives, agents and independent contractors, or anyone acting pursuant to authorization from Buyer, in relation to the Property, and from and against any mechanics' liens or claims of lien resulting therefrom. Before undertaking any activity on the Property which requires a permit from any governmental agency, Buyer shall obtain such permit and pay any fee, cost, charge or expense required to obtain or carry out such permit. The provisions of this Section 6.2 shall not be deemed to in any way limit the provisions of that certain License Agreement dated as of February 14, 1997 between Buyer and Seller.


                    ARTICLE 7 - Closing

     7.1 Escrow Agent shall close the escrow (the "Closing Date") by (i) filing for record the Seller's Grant Deed and such other documents as may be necessary to procure the Title Policy (described below), and (ii) delivering funds and documents as set forth in Article 9 entitled "Distribution of Funds and Documents," within two (2) business days after each of the following conditions has been satisfied:

           7.1.1  All funds and instruments required by
Articles 3 and 4 have been delivered to Escrow Agent.

           7.1.2 Each of the conditions precedent set forth in Article 5 has been, or upon such closing shall be, satisfied or waived.

           7.1.3 Escrow Agent has procured, or is satisfied that it can procure, the Title Company's ALTA policy of title insurance (the "Title Policy") with liability in the amount of the Total Price, insuring that fee title to the Property vests in Buyer subject only to (i) nondelinquent county and city, if any, general and special taxes constituting a lien at the close of escrow, and the lien of supplemental taxes, if any, (ii) covenants, conditions, reservations, restrictions, easements and other items appearing as exceptions in the Preliminary Title Report approved by Buyer pursuant to Subparagraph 5.1.1, and (iii) any other lien voluntarily imposed by Buyer as of the close of the escrow.

     7.2 If Escrow Agent cannot close the escrow on or before the Escrow Time Limit Date, it will, nevertheless, close the same when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions has not been timely performed, unless (i) a notice of termination has already been delivered to Escrow Agent in accordance with the provisions of Paragraph 5.3, or
(ii) after the Escrow Time Limit Date and prior to the close of the escrow, Escrow Agent receives a written notice to terminate the escrow and this Agreement from a party who, at the time such notice is delivered, is not in default hereunder. The right to terminate the escrow and this Agreement under the provisions of clause (ii) of this Paragraph shall be optional, not mandatory. No delay in the giving of such notice shall affect the rights hereunder of the party giving the same.

     7.3 Escrow Agent shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two (2) business days after receipt of such notice from one party, Escrow Agent shall deliver a copy of such notice to the other party. Unless written objection to the termination of the escrow is received by Escrow Agent within ten (10) days after Escrow Agent so delivers such notice to the other party, (i) Escrow Agent shall forthwith terminate the escrow and return all funds, documents and other items held by it to the party depositing same, except that Escrow Agent may retain such documents and other items usually retained by escrow agents in accordance with standard escrow termination procedures and practices, and (ii) each party shall forthwith pay to Escrow Agent one-half (1/2) of Escrow Agent's reasonable escrow termination charges. Notwithstanding the foregoing provisions of this Paragraph, Escrow Agent may deduct from any cash or other funds held by it, a sum sufficient to pay Buyer's portion of its escrow termination charges in full. If written objection to the termination of the escrow is delivered to Escrow Agent within such 10-day period, Escrow Agent is authorized to hold all funds, documents and other items delivered to it in connection with the escrow and may, in Escrow Agent's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or final order of a court of competent jurisdiction.

     7.4 Neither (i) the exercise of such right of termination, (ii) delay in the exercise of such right, nor
(iii) the return of funds, documents or other items, shall affect the right of the party giving such notice of termination to pursue legal remedies for the other party's breach of this Agreement (including but not limited to damages for the payment of all or any portion of Escrow Agent's escrow termination charges). Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the escrow, or (iii) the return of funds, documents or other items affect the right of the other party to pursue other legal remedies for the breach of the party who gives such notice.


           ARTICLE 8 - Prorations, Fees and Costs

     8.1 Escrow Agent shall prorate (i.e., apportion) between the parties, in cash, to the close of the escrow, only county, city and special district taxes and assessments (if any), based on the latest information available to Escrow Agent.

     8.2 All prorations and/or adjustments called for in this Agreement shall be made on the basis of a 30-day month, unless otherwise specifically instructed in writing.

     8.3 Seller shall pay (i) County Documentary Transfer Tax, in the amount Escrow Agent determines to be required by law, (ii) the ALTA Title Policy premium, (iii) one-half (1/2) of Escrow Agent's escrow fee or escrow termination charge,
(iv) fees for beneficiaries' statements, and (v) usual seller's document drafting and recording charges.

     8.4 Buyer shall pay (i) one-half of Escrow Agent's escrow fee or escrow termination charge, and (ii) usual buyer's document drafting and recording charges.


      ARTICLE 9 - Distribution of Funds and Documents

     9.1 All cash received hereunder by Escrow Agent shall be, until the close of the escrow, kept on deposit with other escrow funds in Escrow Agent's general escrow account(s), in any state or national bank, and may be transferred to any other such general escrow account(s).

     9.2   Escrow Agent shall deposit the Opening Cash
Deposit into an interest bearing account at a financial institution reasonably acceptable to Buyer and Seller promptly after the receipt thereof. Interest earned on the Opening Cash Deposit shall be credited to the account of Buyer.

     9.3 All disbursements by Escrow Agent shall be made by checks of Escrow Agent.

     9.4   Escrow Agent will cause the County Recorder of
Clark County, Nevada to mail the Seller's Grant Deed after recordation, to Buyer.

     9.5 Escrow Agent will, at the close of the escrow, deliver by United States mail (or will hold for personal pickup, if requested) each nonrecorded document received hereunder by Escrow Agent, to the payee or person
(i) acquiring rights under said document or (ii) for whose benefit said document was acquired.

     9.6 Escrow Agent will, at the close of the escrow, deliver by United States mail (or hold for personal pickup, if requested) (i) to Seller, or order, the cash, plus or minus any appropriate prorations or other charges, and
(ii) to Buyer, or order, any excess funds theretofore delivered to Escrow Agent by Buyer.

     9.7 Escrow Agent will, at the close of the escrow, deliver to Seller a copy of the Seller's Grant Deed
(conformed to show recording data) and each document recorded to place title in the condition required by this Agreement.


   ARTICLE 10 - Delivery of Documents; Liquidated Damages

     10.1 Escrow Agent shall have no concern with, or liability or responsibility for, this Article.

     10.2 If the escrow is terminated for any reason other than a default by Seller, then forthwith upon such termination, Buyer shall deliver to Seller any documents and materials related to the Property previously delivered by Seller to Buyer.

     10.3 If Buyer fails to complete the purchase of the Property and such failure constitutes a breach of this Agreement, Buyer, by its initials following this Paragraph, and Seller, by its initials following this Paragraph, agree that the Original Cash Deposit shall constitute liquidated damages to Seller for such breach by Buyer. Buyer and Seller agree that the aforesaid sum is a reasonable amount for liquidated damages for such a breach under the circumstances existing at the time this Agreement is entered into. Forthwith upon any such breach by Buyer, Buyer shall either
(i) instruct Escrow Agent, in writing, to pay such sum to Seller out of funds deposited with Escrow Agent by Buyer and not previously released to Seller, or (ii) pay such sum to Seller.


               Seller:             Buyer:

               /s/KG               /s/TS


        ARTICLE 11 - Representations and Warranties

     11.1 Escrow Agent shall have no concern with, or liability or responsibility for, this Article.

     11.2 In addition to any other express agreements of Seller contained herein, the matters set forth in this Paragraph constitute representations and warranties by Seller which shall be true and correct as of the close of escrow.
In the event that, during the period between the execution of this Agreement and the close of escrow, Seller learns, or has reason to believe, that any of the following representations and warranties may cease to be true, Seller hereby covenants to give notice thereof to Buyer immediately:

           11.2.1  Seller has the legal power, right and
authority to enter into this Agreement and to consummate the transaction contemplated hereby.

           11.2.2  Until the close of escrow, Seller shall
maintain the Property in its present condition, ordinary wear and tear excepted.

           11.2.3  Seller is not a foreign person in the
sense of Internal Revenue Code Section 1445.

     11.3 In addition to any other express agreements of Buyer contained herein, the matters set forth in this Paragraph constitute representations and warranties by Buyer which shall be true and correct as of the close of escrow.
In the event that, during the period between the execution of this Agreement and the close of escrow, Buyer learns, or has reason to believe, that any of the following representations and warranties may cease to be true, Buyer hereby covenants to give notice thereof to Seller immediately:

           11.3.1  Buyer is the successor in interest to Gem
Gaming, Inc., under the Purchase and Sale Agreement dated
April 5, 1995, between Seller and Gem Gaming, Inc.

           11.3.2  Buyer has the legal power, right and
authority to enter into this Agreement and to consummate the transaction contemplated hereby.

           11.3.3  Seller has made no representations or
warranties to Buyer, oral or written, except as specifically set forth in this Agreement.


                    ARTICLE 12 - Notices

     12.1 Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered upon personal delivery, or as of the second business day after mailing by United States mail, postage prepaid, to the Address of the recipient specified in Article 1, or to such other address or person as any party may designate to the others for such purpose in the manner hereinabove set forth.


   ARTICLE 13 - Extent of Escrow Agent's Responsibilities

     13.1 Escrow Agent shall not be liable for any of its acts or omissions unless the same shall constitute negligence or willful misconduct.

     13.2 Escrow Agent shall not be responsible for (i) the sufficiency or correctness as to form or the validity of any document deposited with Escrow Agent, (ii) the manner of execution of any such deposited document, unless such execution occurs in Escrow Agent's premises and under its supervision, or (iii) the identity, authority or rights of any person executing any document deposited with Escrow Agent.

     13.3 If Escrow Agent receives or becomes aware of conflicting demands or claims with respect to the escrow, the rights of any party hereto, or funds, documents or other items deposited with Escrow Agent, Escrow Agent shall have the right to discontinue any further acts until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action for the determination of such conflict. The parties shall, immediately after demand therefor by Escrow Agent, reimburse Escrow Agent (in such respective proportions as Escrow Agent shall determine) any reasonable attorneys' fees and court costs incurred by Escrow Agent pursuant to this Paragraph.

     13.4 Any commitment made in writing to Escrow Agent by a bank, trust company, insurance company or savings and loan association, to deliver its check or funds into the escrow may, in the sole discretion of Escrow Agent, be treated as the equivalent of a deposit herein of the amount thereof. Recordation of any instruments delivered through the escrow, if necessary or proper in the issuance of the Title Policy, is authorized. No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested. If any party obtains a loan on the Property, then, during the pendency of the escrow, Escrow Agent is authorized to furnish the lender, or anyone acting on its behalf, any information concerning the escrow, including, but not limited to, a certified copy of this Agreement and any amendments hereto.


            ARTICLE 14 - Damage and Condemnation

     14.1 The risk of physical loss to the Property shall be borne by Seller prior to the close of escrow and by Buyer thereafter. In the event that the Property shall be damaged by fire, flood, earthquake or other casualty to the extent that the cost to repair or restore such damage will exceed five percent (5%) of the Total Price, Buyer may, at its option, elect not to acquire the Property, by written notice to Seller within twenty (20) days after the date upon which such damage or other casualty occurs. If Buyer does not give such notice, Buyer shall be deemed to have elected to proceed with the purchase and shall close thereon, at which time Seller shall assign to Buyer all of Seller's interests in all insurance proceeds (if any) relating to such damage. In the event that such damage occurs and Buyer elects not to purchase the Property, then the escrow and this Agreement shall be terminated.

     14.2 If the cost to repair any such damage to the Property will not exceed five percent (5%) of the Total Price, then Buyer shall not have a right to elect not to acquire the Property by reason thereof, but at Buyer's option, to be exercised by written notice to Seller within twenty (20) days after the date upon which such damage occurs, Seller shall either (i) assign to Buyer at the closing Seller's interests in all insurance proceeds (if any) relating to such damage, or (ii) retain all insurance proceeds (if any), and administer the expenditure thereof for the purpose of restoring and repairing such damage prior to the close of escrow, with the closing delayed until such restoration and repair is complete, but in no event shall Seller be obligated to expend more than the insurance proceeds actually available to Seller in order to complete such restoration and repair, and in no event shall the closing be extended by more than sixty (60) days, at which time Seller shall assign to Buyer at the closing all then unexpended insurance proceeds (if any) and Buyer shall accept the Property in its condition existing on the date of such closing.

     14.3 In the event that, prior to the close of escrow, any governmental agency shall commence any action in eminent domain to take any portion of the Property, Buyer shall have the option either to (i) elect not to acquire the Property, or (ii) complete the acquisition of the Property in which case Buyer shall be entitled to all of the proceeds of such taking, such election to be made by written notice to Seller within twenty (20) days after the date upon which Buyer receives notice of the commencement of such governmental action. Buyer's failure to give such notice shall be deemed to constitute an election by Buyer to complete the acquisition of the Property.


              ARTICLE 15 - General Provisions

     15.1 Unless the context otherwise indicates, whenever used in this Agreement:

           15.1.1  The word "cash" means (i) currency,
(ii) checks currently dated, payable to Escrow Agent, and honored upon presentation for payment, or (iii) amounts credited by wire-transfer into Escrow Agent's bank account.

           15.1.2 The word "party" or "parties" means Buyer and/or Seller, as the context may require.

           15.1.3 The word "escrow" means the escrow created by this Agreement.

           15.1.4  The phrase "the opening of the escrow"
means the date Escrow Agent signs the "Consent of Escrow
Agent" attached hereto.

           15.1.5 The phrase "the close of the escrow" means the date and time at which the Seller's Grant Deed is filed for record.

     15.2 The use herein of (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural, whenever the context so requires.

     15.3 Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

     15.4 All exhibits referred to herein and attached hereto are incorporated herein by reference.

     15.5 This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     15.6 No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

     15.7 In the event that either party commences litigation for the judicial interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party shall be entitled to its reasonable attorneys' fees and court and other costs incurred.

     15.8 This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

     15.9  Time is of the essence to this Agreement.

     15.10 All obligations referred to herein to be performed at a time or times after the close of the escrow, and all warranties and representations contained herein, shall survive the close of the escrow and the delivery of Seller's
Grant Deed.

     15.11 In the event that any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

     15.12 All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

     15.13 Buyer understands that some of Seller's beneficiaries are licensed real estate brokers.

           IN WITNESS WHEREOF, this Agreement has been executed by the parties, in the State of Nevada, as of the date set forth in Article 1.


                              SELLER:

                              LEVY REALTY TRUST


                              By:  /s/ Kenneth R. Gragson

                              Its:  Trustee


                              BUYER:

                              AMERISTAR CASINO LAS VEGAS,INC.


                              By: /s/ Thomas Steinbauer
                              Its:  Vice President

                  CONSENT OF ESCROW AGENT


           The undersigned Escrow Agent hereby agrees to
(i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement for the fees therein specified, and
(iii) be bound by said Agreement in the performance of its duties as escrow agent; provided, however, that the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

           Dated:  March __, 1997

                              ESCROW AGENT:
                                  /s/ Lolly Avant




By:__________________________
                              Its:_________________________
                        EXHIBIT "A"


     That portion of Sections 13 & 14, Township 22 South,
Range 62 East, M.D.B.&M., described as follows:

     Parcel Two (2) as shown by map thereof in File 82 of Parcel Maps, Page 94 in the Office of the County
     Recorder of Clark County, Nevada.
                        EXHIBIT "B"


           Treas. Reg. Section 1.1445-2T(b)(2)(iii)(B)

           TO:

           Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Levy Realty Trust, the undersigned hereby certifies the following on behalf of Levy Realty Trust.

           1. Levy Realty Trust is not a foreign person, foreign corporation, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

           2. Levy Realty Trust's U.S. tax identification number is 82-0281594; and

           3.  Levy Realty Trust's office address is 2605
South Decatur Boulevard, Las Vegas, Nevada 89102, Attention:
Kenneth R. Gragson, Trustee.

           The undersigned and Levy Realty Trust understand that this certification may be disclosed to the Internal
Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

           Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Levy Realty Trust.

           Date: April 4, 1997

                                   LEVY REALTY TRUST



                                   By:  /s/Kenneth R. Gragson, Trustee
                                   Its:  Trustee